UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 28, 2012

HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (I.R.S. Employer Identification No.)

110 West Front Street
P.O. Box 500
Red Bank, New Jersey 07701
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.             Unregistered Sales of Equity Securities.

Pursuant to agreements with bondholders dated June 28, 2012 and July 2, 2012, Hovnanian Enterprises, Inc. (the “Company”) issued an aggregate of 1,516,712 shares of the Company’s Class A common stock, par value $0.01 per share, in exchange for an aggregate of $6.0 million of the Company’s outstanding indebtedness, consisting of $3.0 million aggregate principal amount of the Company’s outstanding 7.5% Senior Unsecured Notes due 2016 and $3.0 million aggregate principal amount of the Company’s outstanding 8.625% Senior Notes due 2017 (the “exchanges”).

The exchanges were effected with existing bondholders and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchanges.  Accordingly, the exchanges were effected pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)
By:	/s/ Michael Discafani
Name: Michael Discafani
Title: Vice President and Corporate Counsel

Date: July 9, 2012